Exhibit 99.1

eGain Announces First Quarter 2026 Financial Results

Company reports revenue at the high end of guidance and exceeds EBITDA guidance

Sunnyvale, CA (November 12, 2025) – eGain (Nasdaq: EGAN), an AI CX automation platform provider, today announced financial results for its fiscal 2026 first quarter ended September 30, 2025.

“I am pleased with our strong start to the fiscal year, highlighted by 23% year-over-year ARR growth in AI Knowledge Hub, and a 21% EBITDA margin,” said Ashu Roy, eGain’s CEO. “At our recent Solve25 event, we unveiled three new AI products. Customers and partners are showing significant interest in adopting our expanded suite of AI knowledge solutions, which drives superior CX operations at scale and delivers strong AI ROI.”

Fiscal 2026 First Quarter Financial Highlights

●	Total revenue was $23.5 million, up 8% year-over-year.
●	AI Knowledge Hub Annual Recurring Revenue grew 23% year over year to $45.9 million, contributing 60% of total SaaS ARR.
●	GAAP gross margin was 75%, compared to 69% in Q1 2025.
●	Non-GAAP gross margin was 76%, compared to 70% in Q1 2025.
●	GAAP net income was $2.8 million, or $0.10 per share on a basic and diluted basis, compared to GAAP net income of $652,000, or $0.02 per share on a basic and diluted basis, in Q1 2025.
●	Non-GAAP net income was $4.7 million, or $0.17 per share on a basic and diluted basis, compared to non-GAAP net income of $1.3 million, or $0.04 per share on a basic and diluted basis, in Q1 2025.
●	Cash provided by operations was $10.4 million, reflecting an operating cash flow margin of 44%.
●	Total cash and cash equivalents were $70.9 million, compared to $67.2 million in Q1 2025.
●	Adjusted EBITDA was $5.0 million, a 21% margin, compared to $1.4 million, a 6% margin in Q1 2025.
●	Total shares repurchased were approximately 231,000 at an average price of $6.38 per share, totaling $1.5 million.

Fiscal 2026 Second Quarter and Fiscal 2026 Financial Guidance

For the second quarter of fiscal 2026 ending December 31, 2025, eGain expects:

●	Total revenue between $22.3 million to $22.8 million.
●	GAAP net income between $1.2 million to $1.7 million, or $0.04 to $0.06 per share.
o	Includes stock-based compensation expense of approximately $700,000.
●	Non-GAAP net income of $1.9 million to $2.4 million, or $0.07 to $0.08 per share.
●	Adjusted EBITDA of $2.7 million to $3.2 million, or margin of 12% to 14%.

For the fiscal 2026 full year ending June 30, 2026, eGain expects:

●	Total revenue between $90.5 million to $92.0 million.
●	GAAP net income of $3.5 million to $5.0 million, or $0.12 to $0.17 per share.
o	Includes stock-based compensation expense of approximately $3.4 million.
o	Includes warrant expense of approximately $1.4 million.
●	Non-GAAP net income of $8.3 million to $9.8 million, or $0.29 to $0.34 per share.
●	Adjusted EBITDA of $10.4 million to $11.9 million, or margin of 11% to 13%.

Guidance Assumption:

●	Weighted average shares outstanding are expected to be approximately 28.8 million for the second quarter of fiscal 2026 and the full fiscal year 2026.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as supplemental information relating to eGain’s operating results, including adjusted EBITDA and non-GAAP net income. Adjusted EBITDA is defined as net income, adjusted for the impact of depreciation and amortization, issuance of common stock warrant for services, stock-based compensation expense, interest income, provision for income taxes, other income (expense), net and severance and related charges. Non-GAAP net income measure is adjusted for issuance of common stock warrant for services and stock-based compensation expense. eGain’s management has analyzed the effect of these non-GAAP adjustments on our provision for income taxes and believes the change in our provision for income taxes would not be substantial. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare our performance to that of prior periods for trend analysis and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in our financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business. In addition, this press release includes eGain’s projected non-GAAP net income for future periods, a non-GAAP measure used to describe eGain’s expected performance. We have not presented a reconciliation to eGain’s projected net income, the most comparable GAAP financial measure, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliation is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

Conference Call Information

eGain will discuss its fiscal 2026 first quarter results today via a teleconference at 2:00 p.m. Pacific Time. To access the live call, dial 844-481-2704 (U.S. toll free) or +1 412-317-0660 (International) and ask to join the eGain earnings call. A live and archived webcast of the call will also be accessible on the “Investors” section of eGain’s website at www.egain.com. In addition, a phone replay of the conference call will be available starting two hours after the call and will remain in effect for one week. To access the phone replay, dial 855-669-9658 (U.S. toll free) or +1 412-317-0088 (International). The replay access code is 9317758.

About eGain

eGain AI Knowledge Hub helps businesses improve experience and reduce cost by delivering trusted, consumable answers. Visit www.eGain.com for more info.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation: our financial guidance for the second quarter of fiscal 2026 and fiscal 2026 full year ending June 30, 2026; demand for our products and market opportunity; our sales pipeline; and expected benefits of our products and customer response to our products. The achievement or success of the matters covered by such forward-looking statements, including future financial guidance, involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the second quarter of fiscal 2026 and fiscal 2026 full year ending June 30, 2026. The risks and uncertainties referred to above include, but are not limited to: risks to our business, operating results, and financial condition; the pace of technological advancements in generative AI and the adaptability of our services to incorporate these advancements; market demand for AI-enabled solutions; risks associated with new product releases and new services and products features; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments; risks that our lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third-party distribution channels; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; general political or destabilizing events, including war, intensified international hostilities, conflict or acts of terrorism; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including those addressing data privacy, cyber-security and cross-border data transfers; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K for the fiscal year ended June 30, 2025 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corporation in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

Investor Relations

Todd Kehrli or Jim Byers

PondelWilkinson, Inc.

tkehrli@pondel.com

jbyers@pondel.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value data)

(unaudited)

	September 30,	June 30,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$70,901	$62,909
Restricted cash	8	8
Accounts receivable, less provision for credit losses of $8 and $7 as of September 30, 2025 and June 30, 2025, respectively	23,399	32,775
Costs capitalized to obtain revenue contracts, net	1,051	1,148
Prepaid expenses	2,251	2,841
Other current assets	605	886
Total current assets	98,215	100,567
Property and equipment, net	795	670
Operating lease right-of-use assets	3,212	3,530
Costs capitalized to obtain revenue contracts, net of current portion	1,314	1,460
Goodwill	13,186	13,186
Other assets, net	27,886	28,592
Total assets	$144,608	$148,005

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,507	$2,596
Accrued compensation	5,595	6,749
Accrued liabilities	2,366	2,821
Operating lease liabilities	1,236	1,220
Deferred revenue	45,204	48,765
Total current liabilities	55,908	62,151
Deferred revenue, net of current portion	2,210	1,766
Operating lease liabilities, net of current portion	2,156	2,449
Other long-term liabilities	806	908
Total liabilities	61,080	67,274
Stockholders' equity:
Common stock, par value $0.001 per share - authorized: 60,000 shares; issued: 33,299 and 33,237 shares as of September 30, 2025 and June 30, 2025, respectively; outstanding: 26,914 and 27,083 shares as of September 30, 2025 and June 30, 2025, respectively	33	33
Additional paid-in capital	413,372	411,253
Treasury stock, at cost: 6,385 and 6,154 shares of common stock as of September 30, 2025 and June 30, 2025, respectively	(40,283)	(38,812)
Accumulated other comprehensive loss	(1,007)	(336)
Accumulated deficit	(288,587)	(291,407)
Total stockholders' equity	83,528	80,731
Total liabilities and stockholders' equity	$144,608	$148,005

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2025	2024
Revenue:
SaaS	$21,900	$19,820
Professional services	1,608	1,979
Total revenue	23,508	21,799
Cost of revenue:
Cost of SaaS	4,171	4,522
Cost of professional services	1,660	2,144
Total cost of revenue	5,831	6,666
Gross profit	17,677	15,133

Operating expenses:
Research and development	7,315	7,421
Sales and marketing	4,029	4,760
General and administrative	3,500	2,443
Total operating expenses	14,844	14,624
Income from operations	2,833	509
Interest income	462	771
Other income (expense), net	455	(140)
Income before income tax provision	3,750	1,140
Income tax provision	(930)	(488)
Net income	$2,820	$652

Per share information:
Earnings per share:
Basic	$0.10	$0.02
Diluted	$0.10	$0.02
Weighted-average shares used in computation:
Basic	26,961	28,671
Diluted	27,525	29,292

Summary of stock-based compensation included in costs and expenses above:
Cost of revenue	$95	$230
Research and development	230	177
Sales and marketing	111	65
General and administrative	87	160
Total stock-based compensation	$523	$632

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2025	2024
Income from operations	$2,833	$509
Add:
Issuance of common stock warrant for services	1,350	—
Stock-based compensation	523	632
Non-GAAP income from operations	$4,706	$1,141

	Three Months Ended September 30,
	2025	2024
Net income	$2,820	$652
Add:
Issuance of common stock warrant for services	1,350	—
Stock-based compensation	523	632
Non-GAAP net income	$4,693	$1,284

Per share information:
Non-GAAP earnings per share:
Basic	$0.17	$0.04
Diluted	$0.17	$0.04
Weighted-average shares used in computation:
Basic	26,961	28,671
Diluted	27,525	29,292

	Three Months Ended
	September 30,
	2025	2024
Net income	$2,820	$652
Add:
Depreciation and amortization	88	93
Issuance of common stock warrant for services	1,350	—
Stock-based compensation expense	523	632
Interest income	(462)	(771)
Provision for income taxes	930	488
Other income (expense), net	(455)	140
Severance and related charges	223	123
Adjusted EBITDA	$5,017	$1,357

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Growth Rates	Constant Currency Growth Rates [1]
	2025	2024
Revenue:
GAAP SaaS	$21,900	$19,820	10%	10%
GAAP professional services	1,608	1,979	(19%)	(19%)
Total GAAP Revenue	$23,508	$21,799	8%	7%

Cost of Revenue:
GAAP SaaS	$4,171	$4,522
Non-GAAP SaaS	$4,171	$4,522

GAAP professional services	$1,660	$2,144
Add back:
Stock-based compensation	(95)	(230)
Non-GAAP professional services	$1,565	$1,914

GAAP total cost of revenue	$5,831	$6,666
Add back:
Stock-based compensation	(95)	(230)
Non-GAAP total cost of revenue	$5,736	$6,436	(11%)	(11%)

Gross Profit:
Non-GAAP SaaS	$17,729	$15,298
Non-GAAP professional services	43	65
Non-GAAP gross profit	$17,772	$15,363	16%	14%

Operating expenses:
GAAP research and development	$7,315	$7,421
Add back:
Stock-based compensation expense	(230)	(177)
Non-GAAP research and development	$7,085	$7,244	(2%)	(2%)

GAAP sales and marketing	$4,029	$4,760
Add back:
Stock-based compensation expense	(111)	(65)
Non-GAAP sales and marketing	$3,918	$4,695	(17%)	(17%)

GAAP general and administrative	$3,500	$2,443
Add back:
Issuance of common stock warrant for services	(1,350)	—
Stock-based compensation expense	(87)	(160)
Non-GAAP general and administrative	$2,063	$2,283	(10%)	(10%)

GAAP operating expenses	$14,844	$14,624
Add back:
Issuance of common stock warrant for services	(1,350)	—
Stock-based compensation expense	(428)	(402)
Non-GAAP operating expenses	$13,066	$14,222	(8%)	(8%)

[1] Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.